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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption `Experts' in this Registration Statement filed on Form F-3 (File. No. 333-84226) and to the incorporation by reference therein of our report dated March 7, 2005, with respect to the consolidated financial statements and schedules of ING Bank N.V. included in ING Group N.V.'s Annual Report on Form 20-F for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Amsterdam, The Netherlands

September 16, 2005

/s/ KPMG Accountants